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                                                                     EXHIBIT 2.4
                             SUBSCRIPTION AGREEMENT

     The undersigned, the Renwick Special Situations Fund, L.P. ("Renwick"), hereby tenders this Subscription Agreement for the purchase of three million (3,000,000) shares of common stock, par value $0.01, issued by Carver Corporation, a Washington corporation (the "Company") at a price of $0.125 per share (the "Shares") upon the terms and conditions set forth below. Payment in the amount of $365,250 is delivered herewith to the Company, representing the purchase price of $375,000 less a 5% commission payable to Renwick.

     The undersigned is aware that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on exemptions from such registration. The undersigned understands that reliance by the Company on such exemptions is predicated in part upon the truth and accuracy of the statements made by the undersigned in this Subscription Agreement.

     Renwick further acknowledges, agrees and represents as follows:

     (a) Authorization. Renwick has full power and authority to execute, deliver and perform this Agreement and to acquire the Shares. This Agreement constitutes the legal, valid and binding obligation of Renwick, enforceable against Renwick in accordance with its terms.

     (b) Purchase Entirely for Own Account. The Shares to be acquired by Renwick will be acquired for investment for Renwick's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Renwick has no present intention of selling, granting any participation in, or otherwise distributing the Shares acquired by Renwick, except in accordance with Section (c) below. Renwick does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer, or grant any participation to such person or to any third person, with respect to any of the Shares to be acquired by Renwick.

     (c) Restricted Securities. Renwick understands that the Shares to be acquired by Renwick have not been registered under the 1933 Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares to be acquired by Renwick, such Shares must be held indefinitely. In the absence of an effective registration statement covering the Shares to be acquired by Renwick, Renwick will sell, transfer, or otherwise dispose of the Shares to be acquired by Renwick only in a manner consistent with its representations and agreements set forth herein.

     (d) Formation. Renwick represents that it was not organized for the purpose of making an investment in the Company.

     (e) Financial Condition. Renwick's financial condition is such that it is able to bear the risk of holding the Shares to be acquired for an indefinite period of time and can bear the loss of its entire investment in the Shares to be acquired. Renwick has substantial experience in evaluating and investing in private placement transactions of securities and companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Renwick is an "accredited investor" as that term is defined in Rule 501 promulgated under the 1933 Act.

     (f) Receipt of Information. Renwick has been furnished access to the business records of the Company and its Subsidiaries and such additional information and documents as it has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company and its Subsidiaries concerning the terms and conditions of this Agreement, the purchase of the Shares, the business, operations, market potential, capitalization, financial condition and prospects of the Company and its Subsidiaries, and all other matters deemed relevant. Renwick confirms that it has been furnished (i) the Company's Annual Report on Form 10-KSB with respect to the Company's fiscal year ending December 31, 1997, (ii) the Company's Quarterly Reports on Form 10-QSB with respect to the Company's fiscal quarters ending March 31, 1997; June 30, 1997; and September 30, 1997, (iii) a Current Report of the Company on Form 8-K dated February 6, 1998, and (iv) a description of the Shares and the use of proceeds from the sale thereof. None of the foregoing documents contains an untrue statement of material fact or omits to state a material fact
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necessary to make the statements contained in such documents, in light of the circumstances in which they are made, not misleading.

     (g) Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Renwick, and Renwick agrees to indemnify and hold the Company and its Subsidiaries harmless against any damages incurred as a results of any such claims.

     (h) Further Limitations on Disposition. Renwick further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (a) there is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

          (b)(i) Renwick shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Renwick shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition.

     Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Renwick (i) pursuant to Rule 144(k) promulgated under the 1933 Act, (ii) pursuant to Rule 144A promulgated under the 1933 Act or (iii) a transfer by Renwick to a partner of Renwick as a distribution to partners and not a sale, if, in the case of clauses (i) and (ii) above, the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original investor hereunder.

     (i) Legends. It is understood that the certificates evidencing the Shares may bear substantially the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED FOR RESALE, SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE (INCLUDING BY ANY PLEDGEE) UNLESS (A) THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES, OR (B) THE SECURITIES ARE OFFERED AND SOLD IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, AT THE OPTION OF THE COMPANY, THE HOLDER PROVIDES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.

     This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York (excluding, however, all choice of law provisions in New York law) and all parties hereto consent and agree to exclusive venue in Seattle, Washington. This Subscription Agreement and the rights, powers and duties set forth herein shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.
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REPRESENTATIVES OF RENWICK HAVE CAREFULLY READ THE FOREGOING AND UNDERSTAND THAT
IT RELATES TO RESTRICTIONS UPON RENWICK'S ABILITY TO SELL AND/OR TRANSFER THE SHARES AND THAT THE SIGNIFICANCE TO THE COMPANY OF THE FOREGOING REPRESENTATIONS IS THAT THEY WILL BE RELIED UPON BY THE COMPANY.

Date: May 5, 1998.

RENWICK SPECIAL SITUATIONS FUND, L.P.
900 Third Avenue, 27th Floor
New York, New York  10022


by: /s/ Raj A. Bhatia
   ---------------------------------
       General Partner